Exhibit 99.1
Harris Corporation Reports First Quarter Results;
Fiscal 2010 Guidance Increased on Strong Orders for Tactical Radios
MELBOURNE, Florida, October 27, 2009 — Harris Corporation (NYSE:HRS) revenue for the first quarter of fiscal 2010 ended October 2, 2009, was $1.20 billion, compared with $1.17 billion for the first quarter of fiscal 2009. Net income in the first quarter was $105 million, or $.79 per diluted share, compared with $119 million, or $.89 per diluted share, in the prior-year quarter. Excluding acquisition-related charges, non-GAAP income from continuing operations in the first quarter of fiscal 2010 was $109 million, or $.83 per diluted share. New orders in the first quarter of fiscal 2010 were a strong $1.5 billion. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 7, along with the accompanying notes.
“New orders, revenue and earnings exceeded our expectations in the first quarter as a result of strong performance in both the RF Communications and Government Communications Systems segments,” said Howard L. Lance, chairman, president and chief executive officer.
“During the quarter, Harris received $220 million in orders for the new Falcon III® AN/PRC-117G multiband manpack radio, marking a significant milestone toward widespread customer adoption. The 117G is being deployed to the U.S. Army in Afghanistan, becoming the first JTRS-approved ground tactical radio to be used in a wideband networking battlefield application,” Lance said. “We also received orders associated with the MRAP-ATV (mine resistant ambush protected all-terrain vehicle) program and are expecting significant additional orders in the second quarter.
“We have significantly increased our full-year fiscal 2010 guidance to reflect much higher than expected tactical radio orders from the U.S. Department of Defense and the positive impact on expected revenue and earnings,” Lance said.
Increased Earnings Guidance
The company has revised its guidance for non-GAAP income from continuing operations for fiscal 2010 to a range of $3.85 to $3.95 per diluted share ($3.74 to $3.84 per diluted share on a GAAP basis), compared with a previous range of $3.40 to $3.50 per diluted share ($3.25 to $3.40 per diluted share on a GAAP basis). Revenue in fiscal 2010 is now expected to be in a range of $5.1 billion to $5.2 billion. Fiscal 2010 non-GAAP earnings guidance excludes acquisition-related costs.
RF Communications
RF Communications segment orders in the first quarter were $709 million, including $586 million in the Tactical Radio Communications business. The significant increase in tactical radio orders was driven primarily by the rebound in U.S. DoD procurements that began in the fourth quarter of fiscal 2009 and by accelerating customer adoption of the JTRS-approved Falcon lll AN/PRC-117G multiband manpack tactical radio.
During the quarter, Harris received a $165 million order from the U.S. Army as part of a $419 million Basic Purchasing Agreement (BPA) to provide 117G radios and vehicular power-amplifier systems. Additional first quarter 117G orders were received from a broad base of other customers. The 117G is being used in a wide variety of ground, vehicular and airborne applications, including ISR (intelligence, surveillance and reconnaissance).
Also in the first quarter, Harris received $180 million in radio orders for the military’s new MRAP-ATVs being shipped to Afghanistan to counter increased use of IEDs (improvised explosive devices). International orders included radios for military forces in Mexico, Yemen, Ethiopia, Pakistan and Australia.

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Orders in the new Public Safety and Professional Communications business were $123 million. New orders were driven by continuing trends for frequency re-banding, new systems, and system upgrades requiring both infrastructure systems and radio equipment. Customers included the State of Florida, Ericsson Australia, and the Royal Canadian Mounted Police. Also in the quarter, Harris received orders for more than 1,000 of its new Unity™ XG-100 radios from a variety of customers. The software-defined, multiband, handheld radio provides full-spectrum interoperability among federal, state, and local agencies.
Total backlog in RF Communications at the end of the first quarter was $1.23 billion, including $760 million in Tactical Radio Communications and $470 million in Public Safety and Professional Communications. RF Communications backlog at the end of fiscal 2009 was $920 million, including $470 million in Tactical Radio Communications and $450 million in Public Safety and Professional Communications.
Revenue for the RF Communications segment in the first quarter was $424 million, including $303 million in the Tactical Radio Communications business and $121 million in the Public Safety and Professional Communications business. As expected, revenue in the Tactical Radio Communications business declined compared with first-quarter prior-year revenue of $415 million as a result of procurement delays by the U.S. government and the Iraq Ministry of Defense.
Operating income for RF Communications was $114 million in the first quarter compared with $142 million in the prior-year quarter. Excluding $7 million in charges for acquisition-related expenses, non-GAAP operating income in the first quarter was $121 million. Non-GAAP operating income declined compared with the prior-year quarter as a result of reduced tactical radio revenue. Non-GAAP operating margin was a strong 28 percent for the segment due to favorable product mix and cost-reduction actions implemented in the second half of fiscal 2009.
Government Communications Systems
First quarter revenue for the Government Communications Systems segment was $668 million, a 10-percent increase compared with $609 million in the prior-year quarter. Operating income was $86 million in the first quarter compared with $66 million in the prior-year quarter. Operating margin was a strong 12.8 percent, reflecting excellent performance and favorable award fees for the FAA Telecommunications Infrastructure (FTI) program. The FTI program has completed its equipment build-out phase and now is transitioning to its telecommunication services and maintenance phase.
Segment revenue growth was driven by a broad base of programs including the FTI program, the WIN-T (Warfighter Information Network-Tactical) program, the Commercial Broadband Satellite program for the Navy, several classified programs for national intelligence customers, the Patriot IT services program for the NRO (National Reconnaissance Office), and the NETCENTS IT services program for the U.S. Air Force.
Revenue benefited from the start-up of new programs including the 10-year, potential $736 million GOES-R GS (Geostationary Operational Environmental Satellite-Series R Ground Segment) program for NOAA (National Oceanic and Atmospheric Administration) and the 10-year, potential $600 million MET (Modernization of Enterprise Terminals) program for the U.S. Army.
Also contributing to higher revenue was growth in the Harris Healthcare Solutions business and the recent acquisitions of Crucial Security and SolaCom ATC. New contract wins in the quarter included several IT Services programs with a combined potential value of more than $400 million and new national intelligence programs with a potential value of $120 million.

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Broadcast Communications
First quarter orders in the Broadcast Communications segment were $124 million and were greater than revenue and about even with orders in the fourth quarter of the prior year. First quarter revenue in the segment was $119 million, compared with $130 million in the prior-year fourth quarter and $158 million in the prior-year first quarter. Continued weakness in the first quarter was expected and reflects the global economy and delayed capital spending by broadcast and media customers, as well as seasonally slow spending, primarily in Europe and the Middle East.
Operating income in the first quarter of fiscal 2010 was $.3 million and was achieved on substantially lower revenue as a result of significant cost-reduction actions implemented during fiscal 2009.
Key program wins in the quarter included transmitters for the rollout of DTV networks in Rwanda and Mexico; complete Harris ONE™ solutions for Meredith Corporation’s central-casting hub in Phoenix and the Home Shopping Channel in South Korea; and multiple orders for China Central Television (CCTV).
Also during the quarter, Harris was awarded a contract from Lockheed Martin to provide systems for the U.S. Joint Forces Command, which will use highly advanced broadcast technologies to help collect, manage, process, exploit and disseminate full-motion video. The system provides increased visibility into the vast amounts of real-time and archived video that is collected from manned and unmanned aircraft and ground-based sensors. The Harris system incorporates its proprietary FAME™ (Full-Motion Video Asset Management Engine) technology, which has broad applications in government and commercial markets.
Harris will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss its first quarter fiscal 2010 financial results. The dial-in number for the teleconference is (816) 581-1736. The access code is 7224156. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A replay of the teleconference will be available beginning at 8:30 p.m. ET on October 27, and will run until midnight ET on Tuesday, November 3. To access the replay, please call (719) 457-0820, access code 7224156. A recording of the call also will be available on the Harris website beginning at 7:00 p.m. ET on October 27.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and more than 15,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
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Non-GAAP Financial Measure
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the first quarter of fiscal 2010, in each case excluding charges for acquisition-related expenses; operating income and margins for the RF Communications segment, excluding acquisition-related expenses; and fiscal 2010 guidance for earnings from continuing operations, excluding acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management

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compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (seven tables).
# # #
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2010; the potential value of contract awards; and statements regarding outlook, including expected revenue and orders. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters on our operations; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1
HARRIS CORPORATION
FY ’10 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended
	October 2,	September 26,
	2009	2008
	(In millions, except per
	share amounts)
Revenue from product sales and services	$1,203.0	$1,172.6

Cost of product sales and services	(812.1)	(791.9)
Engineering, selling and administrative expenses	(212.1)	(189.6)
Non-operating loss	(0.2)	(8.1)
Interest income	0.4	1.0
Interest expense	(18.2)	(12.4)

Income from continuing operations before income taxes	160.8	171.6
Income taxes	(56.3)	(52.2)

Income from continuing operations	104.5	119.4
Discontinued operations, net of income taxes	—	(0.7)

Net income	$104.5	$118.7

Net income per common share

Basic
Continuing operations	$.79	$.89
Discontinued operations	—	—

	$.79	$.89

Diluted
Continuing operations	$.79	$.89
Discontinued operations	—	(.01)

	$.79	$.88

Cash dividends paid per common share	$.22	$.20

Basic weighted average shares outstanding	131.8	134.0
Diluted weighted average shares outstanding	131.9	134.7

Table 2
HARRIS CORPORATION
FY ’10 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	October 2,	September 26,
	2009	2008
	(In millions)
Revenue
RF Communications	$423.7	$415.2
Government Communications Systems	667.7	609.1
Broadcast Communications	118.7	158.2
Corporate eliminations	(7.1)	(9.9)

	$1,203.0	$1,172.6

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$114.0	$142.1
Government Communications Systems	85.7	66.3
Broadcast Communications	0.3	5.3
Unallocated corporate expense	(19.2)	(18.9)
Corporate eliminations	(2.0)	(3.7)
Non-operating loss	(0.2)	(8.1)
Net interest expense	(17.8)	(11.4)

	$160.8	$171.6

Table 3
HARRIS CORPORATION
FY ’10 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended
	October 2,	September 26,
	2009	2008
	(In millions)
Operating Activities
Net income	$104.5	$118.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.1	42.5
Share-based compensation	11.1	9.0
Non-current deferred income taxes	6.4	(3.1)
Impairment of securities available-for-sale	—	7.6
Noncontrolling interest in discontinued operations, net of income taxes	—	(0.6)
(Increase) decrease in:
Accounts and notes receivable	29.2	(121.4)
Inventories	(29.8)	(66.8)
Increase (decrease) in:
Accounts payable and accrued expenses	(106.0)	33.4
Advance payments and unearned income	34.1	(14.4)
Income taxes	45.1	35.9
Other	(2.2)	(3.3)

Net cash provided by operating activities	134.5	37.5

Investing Activities
Cash adjustments related to acquired businesses	1.0	—
Additions of property, plant and equipment	(18.6)	(27.8)
Additions of capitalized software	(2.0)	(3.9)
Cash paid for short-term investments available-for-sale	—	(1.2)
Proceeds from the sale of short-term investments available-for-sale	—	1.8

Net cash used in investing activities	(19.6)	(31.1)

Financing Activities
Proceeds from borrowings	—	78.5
Repayment of borrowings	(81.1)	(9.2)
Proceeds from exercise of employee stock options	0.1	5.3
Repurchases of common stock	(55.3)	(81.6)
Cash dividends	(29.0)	(26.9)

Net cash used in financing activities	(165.3)	(33.9)

Effect of exchange rate changes on cash and cash equivalents	0.3	(0.3)

Net decrease in cash and cash equivalents	(50.1)	(27.8)

Cash and cash equivalents, beginning of year	281.2	370.0

Cash and cash equivalents, end of quarter	231.1	342.2

Less cash and cash equivalents of discontinued operations	—	(94.4)

Cash and cash equivalents of continuing operations, end of quarter	$231.1	$247.8

Table 4
HARRIS CORPORATION
FY ’10 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	October 2,	July 3,
	2009	2009
	(In millions)
Assets

Cash and cash equivalents	$231.1	$281.2
Receivables	742.7	770.8
Inventories	633.5	607.2
Income taxes receivable	—	21.0
Current deferred income taxes	124.8	117.2
Other current assets	65.7	62.0
Property, plant and equipment	532.2	543.2
Goodwill	1,522.2	1,507.1
Intangible assets	319.9	335.6
Non-current deferred income taxes	78.1	85.3
Other non-current assets	140.8	134.5

	$4,391.0	$4,465.1

Liabilities and Shareholders’ Equity

Short-term debt	$25.0	$105.7
Accounts payable	305.5	368.0
Compensation and benefits	160.6	224.9
Other accrued items	302.6	288.7
Advance payments and unearned income	155.8	121.7
Income taxes payable	32.2	—
Current portion of long-term debt	0.8	0.7
Long-term debt	1,177.1	1,177.3
Long-term contract liability	142.3	145.6
Other long-term liabilities	168.3	163.4
Shareholders’ equity	1,920.8	1,869.1

	$4,391.0	$4,465.1

HARRIS CORPORATION
FY ’10 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; cost of product sales and services; engineering, selling and administrative expenses; income from continuing operations before income taxes; income taxes; income from continuing operations; and income from continuing operations per diluted share adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’10 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	October 2, 2009			September 26, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,203.0	$—	$1,203.0	$1,172.6	$—	$1,172.6

Cost of product sales and services (A)	(812.1)	3.6	(808.5)	(791.9)	—	(791.9)
Engineering, selling and administrative expenses (B)	(212.1)	3.6	(208.5)	(189.6)	—	(189.6)
Non-operating loss	(0.2)	—	(0.2)	(8.1)	—	(8.1)
Interest income	0.4	—	0.4	1.0	—	1.0
Interest expense	(18.2)	—	(18.2)	(12.4)	—	(12.4)

Income from continuing operations before income taxes	160.8	7.2	168.0	171.6	—	171.6
Income taxes	(56.3)	(2.7)	(59.0)	(52.2)	—	(52.2)

Income from continuing operations	$104.5	$4.5	$109.0	$119.4	$—	$119.4

Income from continuing operations per diluted common share	$.79	$.04	$.83	$.89	$—	$.89

Table 6
HARRIS CORPORATION
FY ’10 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	October 2, 2009			September 26, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$423.7	$—	$423.7	$415.2	$—	$415.2
Government Communications Systems	667.7	—	667.7	609.1	—	609.1
Broadcast Communications	118.7	—	118.7	158.2	—	158.2
Corporate eliminations	(7.1)	—	(7.1)	(9.9)	—	(9.9)

	$1,203.0	$—	$1,203.0	$1,172.6	$—	$1,172.6

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications (C)	$114.0	$6.5	$120.5	$142.1	$—	$142.1
Government Communications Systems (D)	85.7	0.7	86.4	66.3	—	66.3
Broadcast Communications	0.3	—	0.3	5.3	—	5.3
Unallocated corporate expense	(19.2)	—	(19.2)	(18.9)	—	(18.9)
Corporate eliminations	(2.0)	—	(2.0)	(3.7)	—	(3.7)
Non-operating loss	(0.2)	—	(0.2)	(8.1)	—	(8.1)
Net interest expense	(17.8)	—	(17.8)	(11.4)	—	(11.4)

	$160.8	$7.2	$168.0	$171.6	$—	$171.6

Table 7
HARRIS CORPORATION
FY ’10 First Quarter Summary
Reconciliation of FY ’10 GAAP Income from Continuing Operations per Diluted
Share Guidance to FY ’09 GAAP Income from Continuing Operations per Diluted
Share and FY ’10 Non-GAAP Income from Continuing Operations per Diluted
Share Guidance
(Unaudited)

		Guidance for
	Fiscal Year 2009	Fiscal Year 2010	Percent Change
GAAP income from continuing operations per diluted share (H)	$2.34	$3.74 to $3.84	60% to 64%
Impairment of our Broadcast Communications segment goodwill and other long-lived assets (E)	$1.48	$—
Charges associated with the acquisition of Tyco Electronics Wireless Systems (F)	$0.04	$0.10
Charges associated with the acquisitions of Crucial Security, Inc. and the ATC Business Unit of SolaCom Technologies Inc. (G)	$—	$0.01

Non-GAAP income from continuing operations per diluted share (H)	$3.86	$3.85 to $3.95	0% to 2%

HARRIS CORPORATION
FY ’10 First Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 7:
Note A — Adjustments to cost of product sales and services for the quarter ended October 2, 2009 are due to integration costs and the impact of a step up in inventory associated with our acquisition of the Tyco Electronics Wireless Systems business (“Wireless Systems”) ($3.6 million).
Note B — Adjustments to engineering, selling and administrative expenses for the quarter ended October 2, 2009 are due to integration and other costs associated with our acquisitions of Wireless Systems ($2.9 million), Crucial Security, Inc. (“Crucial”) ($0.4 million) and the Air Traffic Control business unit of SolaCom Technologies Inc. (“SolaCom ATC”) ($0.3 million).
Note C — Adjustments to our RF Communications segment operating income for the quarter ended October 2, 2009 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($6.5 million).
Note D — Adjustments to our Government Communications Systems segment operating income for the quarter ended October 2, 2009 are due to integration costs associated with our acquisitions of Crucial ($0.4 million) and SolaCom ATC ($0.3 million).
Note E — Adjustment for pre-tax charges of $255.5 million ($1.48 per diluted share) for impairment of goodwill and other long-lived assets in our Broadcast Communications segment.
Note F — Adjustment for pre-tax charges of $9.5 million ($.04 per diluted share) for fiscal 2009 and estimated pre-tax charges of $20.0 million ($.10 per diluted share) for fiscal 2010, related to integration and other costs associated with our acquisition of Wireless Systems.
Note G — Adjustment for estimated pre-tax charges of $2.5 million ($.01 per diluted share) for fiscal 2010 related to integration costs associated with our acquisitions of Crucial and SolaCom ATC.
Note H — The fiscal 2009 GAAP and non-GAAP income from continuing operations per diluted share have been restated from $2.35 and $3.87, respectively, to $2.34 and $3.86, respectively. The restatement reflects the impact of adopting a new accounting standard that requires unvested share-based payment awards that contain rights to receive nonforfeitable dividends to be treated as participating securities and included in the calculations of income per basic and diluted share.